                                                                   EXHIBIT 10.1


         THIS AGREEMENT ("Agreement"), made as of the 22nd day of November, 2002, by and among JOHN R. BUSHWACK ("Bushwack") whose address is 2920 Seminary Drive, Greensburg, Pennsylvania 15601-4027, VALLEY NATIONAL GASES, INC., a West Virginia corporation ("Valley") whose address is 67-43rd Street, Wheeling, West Virginia 26003, VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("VNGI") whose address is 1640 Jefferson Avenue, Washington, Pennsylvania 15301, and VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("VNGD"), 300 Delaware Avenue, Suite 1704, Wilmington Delaware 19801.

         WHEREAS, Bushwack is Executive Vice President of Marketing and director of Valley which conducts business and operations, including especially but not limited to the sale and distribution of welding supply products, industrial and specialty gases, medical gases, liquid propane, robotics, fire safety equipment as well as products and services related thereto ("BUSINESS"); and

         WHEREAS, Bushwack is Secretary, Director and Officer of VNGI; and

         WHEREAS, VNGI is the sole owner and parent corporation of VNGD, and Valley is a wholly owned subsidiary of VNGD; and

         WHEREAS, Valley, in a corporate reorganization, has eliminated the position of Executive Vice President of Marketing currently held by Bushwack, effective as of the close of business January 3, 2003; and

         WHEREAS, Bushwack, having been offered by Valley an alternative executive position and new responsibilities because of the elimination of his position of Executive Vice President of Marketing, declined to accept Valley's offer, and as a result, his employment with Valley has been terminated, effective as of the close of business January 3, 2003; and

         WHEREAS, Bushwack has resigned as officer and director of VNGI as well as officer and director of Valley, effective as of the close of business January 3, 2003; and

         WHEREAS, notwithstanding the termination of Bushwack's employment with Valley and his resignations as aforesaid, and independent thereof, it is the desire of Bushwack, Valley, VNGI and VNGD to enter into this Agreement, wherein Bushwack agrees to furnish covenants to Valley, VNGI and VNGD as well as to enter into other agreements set forth herein for and in consideration of Valley's, VNGI's, and VNGD's covenants and agreements hereunder.


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         WITNESSETH: That for and in consideration of the payments, covenants and agreements hereinafter contained and otherwise in the Agreement, Bushwack, Valley, VNGI, and VNGD agree as follows:

         1. Incorporation of Recitation ("WHEREAS") Clauses. The recitations and defined terms set forth hereinabove are incorporated herein by reference and made part of this Agreement.

         2. Consideration to Bushwack.

                  (a) Cash Payments.

                           (i) As consideration for the "Consultation Services"
under Paragraph 5, Valley shall pay Bushwack the sum of Sixteen Thousand Six Hundred Sixty-six Dollars and Sixty-six Cents ($16,666.66) each month ("Consulting Fee") during the six (6) month Consultation Period commencing on the 30th day of January, 2003 and continuing on the 30th day of each and every month thereafter (except for February when the payment will be made on the 28th) with the last payment due and payable on the 30th day of June, 2003; and

                           (ii) As consideration for the "Covenants of Bushwack"
under Paragraph 4 and as well for the "General Release and Waiver" under Paragraph 8.Valley, VNGI and/or VNGD, jointly and severally, shall pay to Bushwack the sum of Twelve Thousand Five Hundred Dollars ($12,500.00) each month during the Term of the Agreement, commencing on the 4th day of January, 2003 and continuing on the 4th day of each and every month thereafter with the last installment due and payable on the 4th day of December, 2003.


                  (b) Outplacement Services. Within the first (1st) six (6) months of the Term of this Agreement, if Bushwack elects Outplacement Services within sixty (60) days after the commencement of the Term of this Agreement pursuant to Paragraph 6 hereinafter, Valley shall expend on Bushwack's behalf or reimburse Bushwack an amount not to exceed Seven Thousand Five Hundred Dollars ($7,500.00) to pay for the cost of Outplacement Services.


                  (c) COBRA Coverage. Upon termination of his employment with Valley, Bushwack will be entitled to purchase his current health, dental and vision insurance coverage benefits pursuant to and under COBRA. Valley will pay or reimburse Bushwack his COBRA expenses for his said health, dental and vision insurance benefits for the months of January and February, 2003.


                  (d) Current Employment. Up through date of termination of Bushwack's employment with Valley, he will receive his current compensation including but not



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limited to salary, vacation, sick leave and bonus as well as all other benefits to which he is currently entitled and accruing in accordance with Valley's standard benefit policy. Also, Bushwack will retain the use of his company car up through his termination as a Valley employee as aforesaid.

         3. Term. The Term of this Agreement shall be for one (1) year, commencing on the 4th day of January, 2003 and continuing thereafter up through and including the 3rd day of January, 2004.

         4. Covenants of Bushwack. Bushwack expressly covenants and agrees and with Valley as follows:

                  (a) Non-competition. For and during the Term of this Agreement ("Restricted Period"), Bushwack shall not, directly or indirectly, within any county, city, province, parish, or similar geographic area or political subdivision wherein the Business has been conducted by Valley and/or VNGI during Bushwack's employment with Valley and as well during his service as officer and director of VNGI ("Restricted Area"), acting alone or with others, or acting as an employee or agent of any other person, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, director, consultant, partner, member, shareholder (except as a shareholder of VNGI) or otherwise, or have any beneficial interest in, or assist anyone or any entity in the conduct of, or otherwise compete with Valley and/or VNGI in any business or enterprise similar to or competitive with the Business.

                  (b) Non-solicitation of Customers. Except solely with respect to any business enterprises with which Bushwack, may be affiliated as provided for in the Paragraph 4(d) "Exclusions" hereinafter, Bushwack covenants and agrees that Bushwack shall not, during the Restricted Period, directly or indirectly, solicit any customers who are currently or at any time during the Restricted Period have been Business customers of Valley and VNGI nor shall Bushwack during the Restricted Period, directly or indirectly, assist or be employed by any other party soliciting or accepting such customers.

                  (c) Non-solicitation of Employees. Bushwack further covenants and agrees that for and during the period of two (2) years commencing January 4, 2003, he will not, directly or indirectly, (i) solicit the employment or engagement for his own account or for others to hire, any employee, or exclusive agent of Valley and/or VNGI who is or was such at any time



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during the Restricted Period or (ii) induce any employee of Valley and/or VNGI to leave the employ of Valley and/or VNGI.

                  (d) Exclusions. Notwithstanding anything herein to the contrary, nothing herein shall restrict Bushwack from acting in any capacity as an owner, officer, member, director, shareholder, partner, sole proprietor, agent or consultant to any business entity, or other form of business enterprise in connection with such entity's or business enterprise's conduct of business which does not compete with Valley and/or VNGI in a business or enterprise substantially similar to or competitive with the Business.

                  (e) Confidential Information. Bushwack shall not, directly or indirectly, disclose, disseminate, use for personal benefit, lecture or write articles with respect to, or otherwise publish information and know-how disclosed to or known by Bushwack, which information was used, developed or obtained during and in connection with Bushwack in the course of his employment and/or affiliation with Valley and/or VNGI relating to the Business, including but not limited to the methods of operation and training, customer lists, pricing as well as any other document or information labeled "confidential," "proprietary," or words of similar import (collectively "Confidential Information"). It is understood that the confidentiality obligations arising hereunder shall not apply or shall cease to apply to any information which is part of the public domain, or which hereafter becomes part of the public domain through no fault of Bushwack; in neither of which instances shall such information be Confidential Information for the purpose of this Agreement. Bushwack's covenants and agreements pursuant to and under this Paragraph 4(e) are absolute and are not limited to or restricted by any applicable period of time.

                  (f) Return of Information. Bushwack shall return to or leave with Valley and VNGI without making or retaining copies thereof, all documents, records, notebooks, appointment books and similar repositories containing Confidential Information.

                  (g) Reasonableness of Covenants. Bushwack has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Valley under this Paragraph 4 and hereby acknowledges and agrees that given the information to which he has been privy, and the nature of the Business, the same are reasonable in time and territory, are designed to eliminate competition which would be unfair to Valley and/or VNGI are fully required to protect the legitimate interests of Valley and/or VNGI and do not confer a benefit upon Valley and VNGI disproportionate to any detriment to Bushwack. Bushwack


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acknowledges that any breach of his covenants and agreements under this
Paragraph 4 will cause irreparable injury to Valley and/or VNGI.

                  (h) Remedies. If Bushwack breaches any of the covenants and agreements contained in this Paragraph 4, in addition to any other rights or remedies of Valley and/or VNGI hereunder, Valley and/or VNGI shall have at their or its option, the following specific rights and remedies enforceable generally in any Court or forum with jurisdiction: (i) the right to withhold and/or offset any payments or benefits otherwise payable to Bushwack hereunder; (ii) Valley and/or VNGI shall have the right to enforce any legal or equitable remedy (including injunctive relief) that may be available to Valley, VNGI and/or VNGD; and (iii) Valley and/or VNGI shall be entitled to damages as a result of any such breach. Bushwack acknowledges that any breach of his covenants and agreements under this Paragraph 4 will cause irreparable injury to Valley and/or VNGI.

         5. Consultation Services.

                  (a) Consultation Services. "Consultation Services" means all advisory and consultative services that Valley may reasonably request, in order that Valley may continue to benefit from Bushwack's experience, knowledge, reputation and contacts in the industry. Bushwack shall be available to advise and counsel Valley's officers and directors at all reasonable times by telephone, mail or in person.

                  (b) Consultation Period. "Consultation Period" means the period of time commencing January 4, 2003 through June 30, 2003.

                  (c) Retainer. Valley agrees to retain Bushwack as an independent consultant to perform Consultation Services for Valley during the Consultation Period; and Bushwack agrees that for and in consideration of the payment by Valley of the Consulting Fee to perform the Consultation Services (not to exceed forty (40) hours during any week) for Valley during the Consultation Period on the basis of an independent contractor. Valley and Bushwack acknowledge that the Consulting Fee, in addition to compensating Bushwack for services actually rendered to Valley, constitutes a retainer, such that it is being paid to Bushwack in consideration of his agreement to provide Consultation Services to Valley during the Consultation Period. Bushwack's failure to render such services or to give such advice and counsel due to illness or other incapacity shall not affect his right to payment of the Consulting Fee during the Consultation Period.



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                  (d) Not Employee. While Bushwack provides Valley with
Consultation Services, he shall not be a common law employee of Valley by reason of his irregular work hours and the retention of his discretion in the application of his management skills and knowledge. Accordingly, Valley shall not have any obligation to deduct from the Consulting Fee Paid to Bushwack any FICA taxes, Federal withholding tax or State withholding tax and Bushwack shall have the responsibility to pay such taxes as required by the applicable Federal and State agencies.

                  (e) Expenses. Bushwack must obtain Valley's prior written approval for expenses to be incurred while performing Consultation Services for which he would seek reimbursement. Valley shall reimburse Bushwack for all expenses approved by Valley, reasonably incurred by him and necessary for performance of Consultation Services required by Valley hereunder upon submission of documentation in reasonable detail (including receipts) to substantiate such expenses.

         6. Outplacement Services. Within the first (1st) six (6) months of the Term of this Agreement Valley will provide Professional/Management Outplacement Services from Right Management Consultants, if Bushwack elects such Outplacement Services within sixty (60) days after the commencement of the Term of this Agreement.

         7. VNGI Stock Options. As additional material consideration for this Agreement, Bushwack and VNGI agree that the termination of Bushwack's employment shall be a termination as provided for in paragraph 9(b)(ii) of the Amendment to Valley National Gases Incorporated 1997 Stock Option Plan (Effective as of August 1, 2000) ("Amendment") for a reason other than voluntary termination or for the reasons listed in paragraphs 9(a) or 9(b)(i)(a) - (g) of the Amendment; and as such, Bushwack shall have a period of three (3) years following such termination to exercise options that vest prior to or during such period, except for the stock options granted as of January 3, 2000, (1/3/00) wherein the exercise period is limited to three (3) months after the vesting date expiring on the 3rd day of April, 2003, (4/3/03); provided, however, that any options exercised after the three-month period following Bushwack's termination shall automatically convert to non-Incentive Stock Options. The Committee, as provided for and defined in Paragraph 4 of the Valley National Gases Incorporated 1997 Stock Option Plan ("Plan"), has or will confirm such termination status. In that regard, Bushwack and VNGI agree that Bushwack's rights under the Plan, as amended and restated by the Amendment, with respect to stock option grants to Bushwack are as follows:


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


Grant Date         Option Price       Grant Shares         Vesting Date   Exercise  Begin     Exercise End
----------         ------------       ------------         ------------   ---------------     ------------
4/10/97            $8.00              25,000               4/10/00        4/10/00             1/3/06
1/4/99             $5.625             7,400                1/4/02         1/4/02              1/3/06
1/3/00             $3.125             9,250                1/3/03         1/3/03              4/3/03
1/2/01             $3.75              5,000                1/2/04         1/2/04              1/3/06

         8. General Release and Waiver.

                  (a) Bushwack for himself, his heirs, beneficiaries, assigns or executors does hereby release and forever discharge Valley, VNGI and/or VNGD their successors and assigns, as well as any and all of their directors, officers, agents, representatives and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature, in law or equity, whether arising by tort, contract, statute or otherwise, whether now known or unknown, vested or contingent, liquidated or unliquidated, suspected or unsuspected, concealed or hidden, which may exist, have existed or do exist, at any time up to and including the later date of January 3, 2003, or the Effective Date, as defined hereinafter. Specifically, but not by way of limitation, Bushwack hereby waives and releases all claims of any kind, which relate in any way to Bushwack's employment with Valley, VNGI and/or VNGD or the termination of that employment, except only (1) claims arising out of the performance of this Agreement; (2) Bushwack's rights under Valley's, VNGI's and/or VNGD's employee benefit plans; and (3) Bushwack's rights to compensation earned up through January 3, 2003, including accrued unused vacation and sick leave. Such released claims include, without in any way limiting the generality of the foregoing language, any and all claims of employment discrimination or claims otherwise arising out of Bushwack's employment under any local, state or federal common law, statute, ordinance, rule or regulation, including without limitation, any and all applicable state Human Rights Acts, state Fair Employment Acts, state Disability Acts and state Age Discrimination Acts; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Employee Retirement Income Security Act, as amended ("ERISA"); the Americans with Disabilities Act of 1990; as amended ("ADA"); the Age Discrimination in Employment Act of 1964, as amended, as well as the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). It is the intention of the parties to make this release as broad and general as the law permits.


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

                  (b) In signing this Agreement; Bushwack acknowledges that he intends that the Agreement shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. Bushwack expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state statue that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Bushwack acknowledges and agrees that this waiver is an essential and material term of this Agreement and without such waiver Valley, VNGI and VNGD would not have made the promises, covenants and agreements set forth in this Agreement. Bushwack further agrees that in the event, he brings any claim in which he seeks damages against Valley, VNGI and/or VNGD, or in the event Bushwack seeks to recover against Valley, VNGI and/or VNGD in any claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such claims.

                  (c) By signing this Agreement, Bushwack acknowledges that he:

                           (i) has been given forty-five (45) days after receipt
of this Agreement within which to consider it;

                           (ii) has carefully read and fully understands all
provisions of this Agreement;

                           (iii) knowingly and voluntarily agrees to all of the
terms set forth in this Agreement;

                           (iv) knowingly and voluntarily agrees to be legally
bound by this Agreement;

                           (v) has been advised and encouraged in writing to
consult with an attorney prior to signing this Agreement; and

                           (vi) understands that he has seven (7) days from the
date he executes and signs this Agreement to revoke it and that this Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired ("Effective Date").

         9. Agreement to Be Available in Future Proceedings. Bushwack agrees to voluntarily make himself available at reasonable times and with reasonable notice, without compensation, to Valley and/or VNGI and their legal counsel, at their request, without the necessity of their obtaining a subpoena or court order, in any investigation, preparation,


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prosecution and/or defense of any actual or potential legal proceeding, regulatory action, or internal matter. Bushwack agrees to provide any information reasonably within his recollection. Valley and/or VNGI will reimburse Bushwack for his out-of-pocket expenses actually incurred as a result of Valley's and/or VNGI's requests, or at Valley's and/or VNGI's option, Valley and/or VNGI will arrange to advance Bushwack's expenses or to incur Bushwack's expenses directly.


         10. No Employment Right or Contract. This Agreement does not constitute an employment contract, and nothing in this Agreement grants to or creates for the benefit of Bushwack any employment rights, privileges or benefits.

         11. Severability of Provisions. If any covenant or agreement set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, such covenant or agreement shall be interpreted to extend only for the longest period of time and over the greatest geographical area, and to otherwise have the broadest application, as shall be lawfully enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

         12. Waiver of Breach. The waiver by Valley, VNGI and/or VNGD of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Bushwack. The waiver by Bushwack of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Valley and/or VNGI.

         13. Assignment and Benefit. Bushwack's rights, privileges, obligations and liabilities under this Agreement are personal, non-transferable and non-assignable. Valley's, VNGI's and/or VNGD's rights, privileges, obligations and liabilities under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

         14. Arbitration. Subject to the rights and remedies of Valley and/or VNGI under Paragraph 4(h) hereinabove, any dispute between Bushwack and Valley and/or VNGI concerning the terms of this Agreement, including whether a breach has occurred, will be settled by arbitration in Washington, Washington County, Pennsylvania and will be governed by the rules and procedures of the American Arbitration Association. The costs of arbitration, including each parties' expenses and reasonable attorneys' fees, will be equally divided between


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and allocated to the parties; one-half (1/2) to Bushwack and one-half (1/2) to
Valley and/or VNGI.

         15. Entire Agreement. This instrument contains the entire agreement between the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

         --------------------------
                                           /s/  John R. Bushwack
                                           --------------------------------
                                           John R Bushwack
         --------------------------        Executed this 20th day of Dec 2002


                                           Valley National Gases, Inc., a West
                                           Virginia corporation


                                           By  /s/ M. L.Tyler
         --------------------------            --------------------------------
                                           Its  President and CEO
                                           Executed this 20th day of Dec 2002

         --------------------------
                                           Valley National Gases, Incorporated,
                                           a Pennsylvania corporation

                                           By  /s/ M. L.Tyler
         --------------------------            --------------------------------
                                           Its  President and CEO
                                           Executed this 20th day of Dec 2002

         --------------------------
                                           Valley National Gases Delaware, Inc.,
                                           a Delaware corporation

                                           By  /s/ M. L. Tyler
         --------------------------            --------------------------------
                                           Its  President and CEO
                                           Executed this 20th day of Dec 2002

         --------------------------


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